UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2012

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of retired four-star Admiral Thomas B. Fargo as a member of the Board of Directors of Alexander & Baldwin, Inc. (the “Company”) on November 30, 2011 (the “Appointment Date”), the Company’s Compensation Committee, on March 20, 2012, approved a restricted stock unit award for 1,101 shares of the Company’s common stock, pursuant to the Company’s 2007 Incentive Compensation Plan (the “2007 Plan”).  This award represents a prorated amount of the restricted stock unit award made to non-employee Board members at the 2011 annual meeting of the Company’s shareholders, which covers the period from Mr. Fargo’s Appointment Date to the date of the 2012 annual meeting.  The award will vest, and the underlying shares will be issued, in three successive equal annual installments upon his completion of each year of continued Board service measured from the Appointment Date.  The form of Restricted Stock Unit Award Agreement for the award is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Form of Restricted Stock Unit Award Agreement (No Deferral Election) for Non-Employee Board Member pursuant to the Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 2012

ALEXANDER & BALDWIN, INC.

/s/ Joel M. Wine______________
Joel M. Wine
Senior Vice President,
Chief Financial Officer and Treasurer